     As filed with the Securities and Exchange Commission on June 18, 1998
                                                 Registration Number 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                             ______________________



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             ______________________


                              ALLEGHANY CORPORATION
            (Exact name of registrant as specified in its charter)

                Delaware                                       51-0283071
    (State or other jurisdiction of                         (I.R.S. Employer
     incorporation or organization)                      Identification Number)

            375 Park Avenue                                      10152
           New York, New York                                  (Zip Code)
(Address of Principal Executive Offices)

           ALLEGHANY ASSET MANAGEMENT SAVINGS AND PROFIT SHARING PLAN
                            (Full Title of the Plan)

                              Robert M. Hart, Esq.
                     Senior Vice President, General Counsel
                                  and Secretary
                              Alleghany Corporation
                                 375 Park Avenue
                            New York, New York 10152
                                 (212) 752-1356
            (Name, address and telephone number of agent for service)

                             ______________________


                                   Copies to:
                             Aileen C. Meehan, Esq.
                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                          New York, New York 10019-6092
                                 (212) 259-8000


                             ______________________

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
 TITLE OF SECURITIES TO       AMOUNT TO BE         PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
   BE REGISTERED (1)           REGISTERED         OFFERING PRICE PER      AGGREGATE OFFERING      REGISTRATION FEE
                                                       UNIT (2)               PRICE (2)
==================================================================================================================
Common Stock,                     5,000                  $368                 $1,840,000               $542.80
 par value $1.00
 per share
==================================================================================================================


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated for the sole purpose of computing the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per unit is calculated as the average of the high and low prices, reported by the New York Stock Exchange, Inc., of the common stock of the registrant as of June 12, 1998.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Securities and Exchange Commission by Alleghany Corporation ("Alleghany") (File No. 1-9371) are incorporated herein by reference and made a part hereof:

         (a) Alleghany's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (b) Alleghany's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

         (c) Alleghany's Current Reports on Form 8-K dated May 26, 1998 and June 17, 1998; and

         (d) the description of the Common Stock of Alleghany contained in its Registration Statement on Form 10 filed pursuant to
                  Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which incorporates by reference certain portions of Alleghany's Proxy Statement dated November 26, 1986 relating to its Special Meeting of Stockholders held on December 19, 1986; such description is qualified in its entirety by reference to the (i) Restated Certificate of Incorporation of Alleghany, as amended, and (ii) By-Laws of Alleghany, as amended, filed as Exhibits 3.1 and 3.2, respectively, to this Registration Statement, and any amendment or report filed for the purpose of updating that description.

                  All documents filed by Alleghany or the Alleghany Asset Management Savings and Profit Sharing Plan (the "AAM Savings Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

                  The consolidated financial statements and financial statement schedules of Alleghany and its subsidiaries included in or incorporated by reference in Alleghany's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 have been incorporated herein by reference in reliance upon the reports, also incorporated herein by reference, of KPMG Peat Marwick LLP, independent certified public accountants, given on their authority as experts in auditing and accounting.

ITEM 4.   DESCRIPTION OF SECURITIES.

                  Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Alleghany and Alleghany Asset Management, Inc. ("AAM") are Delaware corporations. The Chicago Trust Company ("TCTC") is an Illinois corporation. AAM and TCTC may be deemed to be controlling persons of the AAM Savings Plan. Reference is made to Section 145 of the Delaware General Corporation Law as to indemnification by Alleghany and AAM of their respective officers and directors and to Article 8, Section 8.75 of the Illinois Business Corporation Act of 1983 as to indemnification by TCTC of its officers and directors. The general effect of such laws is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

                  Article Tenth of Alleghany's Restated Certificate of Incorporation, as amended (which Restated Certificate of Incorporation is incorporated by reference as Exhibit 3.1 to this Registration Statement), provides for the indemnification of Alleghany's officers and directors in accordance with the Delaware General Corporation Law, and includes, as permitted by the Delaware General Corporation Law, certain limitations on the potential personal liability of members of Alleghany's Board of Directors for monetary damages as a result of actions taken in their capacity as Board members. Article Seventh of AAM's Certificate of Incorporation provides, as permitted by the Delaware General Corporation Law, for certain limitations on the potential personal liability of members of AAM's Board of Directors for monetary damages as a result of actions taken in their capacity as Board members. Article 5 of TCTC's By-laws provides for the indemnification of TCTC's officers and directors in accordance with the Illinois Business Corporation Act of 1983.

                  The Alleghany Asset Management Savings and Profit Sharing Trust (the "Trust Agreement") provides that to the extent permitted by law, TCTC (the "Trustee") shall not be personally liable for any act done or omitted to be done in good faith in the administration of the trust (the "Trust") created by the Trust Agreement or the AAM Savings Plan. The Trust Agreement further provides that the Trustee shall be indemnified and saved harmless with respect to any liability or claim of liability to which the Trustee shall be subjected by reason of (a) any act done or omitted to be done in good faith in connection with the administration of the AAM Savings Plan or the Trust or (b) as a direct or indirect result of anything done in good faith, or alleged to have been done, by or on behalf of the Trustee in reliance upon the directions of any person responsible for the investment of the Trust fund or anything omitted to be done in good faith, or alleged to have been omitted, in the absence of such directions. The Trust Agreement further provides that if the Trustee at any time succeeds to responsibilities for the investment management of any asset held in the Trust fund, the Trustee shall be held harmless from and against all taxes, expenses (including counsel fees), liabilities, claims, damages, actions, suits or other charges incurred by or assessed against it, as a direct or indirect result of any act or omission of a predecessor (other than the Trustee) or any other person charged with the responsibility for the investment management of any asset held in the Trust fund.

                  The directors and officers of Alleghany, AAM and TCTC are covered by insurance policies indemnifying them against certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

         The documents listed hereunder are filed as exhibits hereto.

Exhibit Number                        Description

        3.1 Restated Certificate of Incorporation of Alleghany, as amended by Amendment accepted and received for filing by the Secretary of State of the State of Delaware on June 23, 1988, filed as
                                      Exhibit 20 to Alleghany's Quarterly Report on Form 10-Q for the quarter ended June 30, 1988, is incorporated herein by reference.

        3.2 By-Laws of Alleghany as amended April 18, 1995, filed as Exhibit 3.1 to Alleghany's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, are incorporated herein by reference.

        4.1                           Alleghany Asset Management Savings and
                                      Profit Sharing Plan.

        4.2                           Alleghany Asset Management Savings and
                                      Profit Sharing Trust.

        5                             Opinion and Consent of Dewey Ballantine
                                      LLP.

       23.1 Consent of Dewey Ballantine LLP (included in Exhibit 5 hereto).

       23.2                           Consent of KPMG Peat Marwick LLP.

       24                             Powers of Attorney.

                  Alleghany will cause the AAM Savings Plan, as amended to date, to be submitted to the Internal Revenue Service ("IRS") in a timely manner and will cause to be made all changes required by the IRS in order to qualify such plan.

ITEM 9.   UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of June, 1998.

                                                     ALLEGHANY CORPORATION


                                                     By: /s/ John J. Burns, Jr.
                                                         -----------------------
                                                            John J. Burns, Jr.
                                                                 President

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date:    June 18, 1998                          By:  /s/   John J. Burns, Jr.
                                                   --------------------------
                                                         John J. Burns, Jr.
                                                       President and Director
                                                   (principal executive officer)


Date:    June 18, 1998                          By:            *
                                                    ------------------------
                                                         Dan R. Carmichael
                                                              Director


Date:    June 18, 1998                          By:  /s/   David B. Cuming
                                                   --------------------------
                                                         David B. Cuming
                                                        Senior Vice President
                                                   (principal financial officer)


Date:    June 18, 1998                          By:            *
                                                    -------------------------
                                                        Thomas S. Johnson
                                                             Director


Date:    June 18, 1998                          By:            *
                                                    -------------------------
                                                         Allan P. Kirby, Jr.
                                                              Director

Date:    June 18, 1998
                                      By:                  *
                                            ------------------------------------
                                                        F.M. Kirby
                                            Chairman of the Board and Director


Date:    June 18, 1998                By:                  *
                                            ------------------------------------
                                                    William K. Lavin
                                                         Director


Date:    June 18, 1998                By:                  *
                                            ------------------------------------
                                                      Roger Noall
                                                        Director


Date:    June 18, 1998                By:  /s/   Peter R. Sismondo
                                            ------------------------------------
                                                     Peter R. Sismondo
                                                Vice President, Controller,
                                             Treasurer and Assistant Secretary
                                               (principal accounting officer)


Date:    June 18, 1998                By:                  *
                                            ------------------------------------
                                                    James F. Will
                                                       Director


Date:    June 18, 1998                By:                  *
                                            ------------------------------------
                                                  Paul F. Woodberry
                                                       Director


                          *By: /s/ John J. Burns, Jr.
                              -----------------------
                                 John J. Burns, Jr.
                                 Attorney-in-Fact

                  The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee of the AAM Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 18th day of June, 1998.

                                         ALLEGHANY ASSET MANAGEMENT
                                         SAVINGS AND PROFIT SHARING PLAN


                                         THE CHICAGO TRUST COMPANY
                                         as Trustee


                                           By: /s/ Seymour A. Newman
                                               ---------------------------------
                                                Name:  Seymour A. Newman
                                                Title: Senior Vice President and
                                                       Chief Financial Officer

                                INDEX TO EXHIBITS

Exhibit Number                        Description

        3.1 Restated Certificate of Incorporation of Alleghany, as amended by Amendment accepted and received for filing by the Secretary of State of the State of Delaware on June 23, 1988, filed as
                                      Exhibit 20 to Alleghany's Quarterly Report on Form 10-Q for the quarter ended June 30, 1988, is incorporated herein by reference.

        3.2 By-Laws of Alleghany as amended April 18, 1995, filed as Exhibit 3.1 to Alleghany's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, are incorporated herein by reference.

        4.1                           Alleghany Asset Management Savings and
                                      Profit Sharing Plan.

        4.2                           Alleghany Asset Management Savings and
                                      Profit Sharing Trust.

        5                             Opinion and Consent of Dewey Ballantine
                                      LLP.

       23.1 Consent of Dewey Ballantine LLP (included in Exhibit 5 hereto).

       23.2                           Consent of KPMG Peat Marwick LLP.

       24                             Powers of Attorney.